EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Orso, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CFCRE 2016-C3 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Berkeley Point Capital LLC, as Primary Servicer, Prudential Asset Resources, Inc., as Primary Servicer, Berkeley Point Capital LLC, as Primary Servicer for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the NMS Los Angeles Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Springfield Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Springfield Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Springfield Mall Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Springfield Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Springfield Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Springfield Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Springfield Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Springfield Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the AG Life Time Fitness Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the AG Life Time Fitness Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the AG Life Time Fitness Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the AG Life Time Fitness Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the AG Life Time Fitness Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the AG Life Time Fitness Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the AG Life Time Fitness Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the AG Life Time Fitness Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Empire Mall Mortgage Loan, C-III Asset Management LLC, as Special Servicer for the Empire Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Empire Mall Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Empire Mall Mortgage Loan, Citibank, N.A., as Custodian for the Empire Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Empire Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Empire Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Empire Mall Mortgage Loan, Berkeley Point Capital LLC, as Primary Servicer for the 215 West 34th Street & 218 West 35th Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 215 West 34th Street & 218 West 35th Street Mortgage Loan, U.S. Bank National Association, as Trustee for the 215 West 34th Street & 218 West 35th Street Mortgage Loan, U.S. Bank National Association, as Certificate Administrator for the 215 West 34th Street & 218 West 35th Street Mortgage Loan, U.S. Bank National Association, as Custodian for the 215 West 34th Street & 218 West 35th Street Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the 215 West 34th Street & 218 West 35th Street Mortgage Loan.

Dated: March 28, 2018

/s/ Anthony Orso

Anthony Orso, Principal Executive Officer

(senior officer in charge of securitization of the depositor)